EMPLOYMENT AGREEMENT

EFFECTIVE DATE:    January 1, 1997

EMPLOYER:          GUMTECH INTERNATIONAL, INC.
                   a Utah corporation

EMPLOYEE:          JEFFREY L. BOUCHY

PURPOSE:
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     Employer is in the business of manufacturing, marketing and selling value added gum products to wholesalers and distributors and in the retail and private label markets (collectively, the "Business"). Employer desires to employ Employee as Chief Financial Officer and Employee desires to accept such employment, on the terms, covenants and conditions set forth in this Employment Agreement (this "Agreement").

AGREEMENTS:
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     For the reasons set forth above, and in consideration of the mutual promises and agreements set forth in this Agreement, Employer and Employee agree as follows:

1.  Employment;  Duties.
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          1.1 Subject to and in accordance with this Agreement, Employer employs Employee as Chief Financial Officer of Employer and Employee accepts employment with Employer subject to the general supervision and pursuant to the orders, advice and direction of Employer. In such capacity, Employee shall be responsible for financial affairs of Employer.

          1.2 Employee shall use his best efforts and devote his frill time to the performance of all the duties that may be required of and from him pursuant to the express and implicit terms of this Agreement. Such duties shall be rendered in Phoenix, Arizona; and at such other places as Employer and Employee shall mutually agree upon.

          1.3 Employee represents and warrants that there are no agreements or arrangements, written or oral, in effect which would prevent Employee from rendering services to Employer during the term of this Agreement.

          1.4 Nothing herein contained shall be construed to create a partnership or joint venture between Employer and Employee. Neither party hereto shall be liable for the debts or obligations of the other unless expressly assumed in writing and signed by the parties hereto.

     2. Term. This Agreement shall become effective on the date first written above and, unless terminated sooner pursuant to Section 5, continue through December 31, 2000 (the "Term").

     3. Compensation and Other Benefits.
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          3.1 Compensation. For services rendered to Employer hereunder, in whatever capacity rendered, Employee shall have and receive, subject to withholding and other applicable taxes, a salary of $6,000 per month.

          3.2 Incentive Bonus. During the Term, an annual incentive bonus equal to 1% of the "Income After Provision For Income Taxes" for each such calendar year during the term, as determined by Employer's independent public accountant. The annual incentive bonus shall be calculated on an annualized basis and 80% of the bonus is paid quarterly (within 15 days after the end of each calendar quarter) with any holdback to be paid within 45 days following the end of the calendar year. In the event that the bonus paid to Employee exceeds that which was payable to Employee, Employee agrees to reimburse Employer for such excess within 10 business days following Employer's demand for the same. In the event that this Agreement is terminated at any time other than the end of a calendar year, quarterly payments will cease and any bonus will payable within 45 days following the end of the calendar year, which bonus will be prorated based upon a fraction, the numerator of which is the number of days this Agreement was in effect during the subject calendar year and the numerator of which is 360.

          3.3 Business Expenses. Upon submission of proper documentation, Employer shall pay or reimburse Employee for all reasonable and necessary office, telephone, travel and other expenses incurred by him in the pursuit of his duties on behalf of Employer.

          3.4 Employee Benefits. Employee shall be entitled to participate in any other bonus, stock option, incentive compensation, deferred compensation, group medical and dental insurance plans or other plans or programs and to receive any other benefits for which he is eligible and which Employer may provide its employees generally or its officers specifically.

          3.5 Automobile Allowance. Employer shall pay to Employee, on a monthly basis, an automobile allowance of $500 per month.

     4. Facilities. Employer shall provide and maintain (or cause to be provided and maintained) such facilities, equipment, offices, secretarial help, and other services and supplies as it deems necessary for Employee's performance of his duties under this Agreement, as established from time to time by Employer.

     5. Termination.
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          5.1  This  Agreement  and  Employee's   employment  hereunder  may  be
terminated at any time:

          (a) Upon mutual agreement in writing.

          (b) By Employee upon the material breach by Employer of any of the material provisions of this Agreement.

          (c) By Employer for Cause. For purposes of this Agreement, the term "Cause" shall mean: (i) conduct on the part of Employee which is intended to result directly or indirectly in substantial gain or personal enrichment at the expense of Employer; (ii) the material breach by Employee of any of the provisions of this Agreement; or (iii) the failure by Employee to substantially perform his duties hereunder.

Further, this Agreement and Employee's employment hereunder shall automatically terminate upon the death, disability or insanity of Employee or the bankruptcy of Employer or the discontinuance of Employer's Business.

          5.2 Notwithstanding the termination of this Agreement or of Employee's employment hereunder, the parties hereto shall be required to carry out any provision hereof which contemplate performance by them subsequent to such termination, nor shall such termination affect any liability or obligation which has accrued prior to such termination, including but not limited to, accrued but unpaid compensation and any liability for loss or damage on account of default.

          5.3 Following any termination of employment hereunder, or notice thereof; Employee shall frilly cooperate with Employer in all matters relating to the winding up of his pending work on behalf of Employer and the orderly transfer of any such pending work to other employees of Employer as may be designated by Employer. In consideration thereof; Employer shall pay Employee for any services rendered post-termination at a rate equivalent to the hourly rate payable to Employee during the Initial Term or the Extension Term, as applicable, during which the termination occurred.

          5.4 Upon termination of this Agreement, or whenever requested by Employer, Employee shall immediately turn over to Employer all of Employer's property, including all items used by Employee in rendering services hereunder, that may be in Employee's possession or under his control.

     6. Covenant Not to Compete; Disclosure of Information.
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          6.1 Solicitation.
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               6.1.1 For a period of six months after the date of termination of this Agreement, Employee shall not, whether alone or as a partner, officer, director, employee or shareholder (or other holder of an equity interest) of; or consultant, advisor or lender to, any other corporation, partnership or other entity, or as a trustee, fiduciary or other representative, solicit Employer's customers with respect to, engage in or have any interest, including as a creditor, in any person, partnership, corporation, association, or other business entity, whether as employee, officer, director, agent, consultant, stockholder or holder of any right to any form of equity ownership, or otherwise, that engages in the Business.

               6.1.2  Employee  shall  not,  during  or for a period  of six (6)
months after the term of this Agreement, solicit any employee, sales representative or independent contractor of Employer for employment by any person, firm, partnership, corporation, association or other entity for any reason or purpose allied or related to the Business whatsoever.

          6.2 Non Disclosure.
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               6.2.1  Employee  hereby  recognizes  and  acknowledges  that: (i)
Employee will be making use of; acquiring, and/or adding to proprietary information of a special and unique nature and value relating to and including, but not limited to, such matters Employer's trade secrets, Systems, procedures, manuals, confidential reports, lists of suppliers, research and development, projects, policies, processes, formulas, techniques, know-how and facts relating to sales, advertising, mailing, promotions, financial matters, customers, customer lists, purchases or requirements or other methods used and preferred by Employer in its operations, (ii) the Company will disclose certain proprietary information to Obligor including, but not limited to, the details of any statistical or financial data, the operations and structure of the business of Employer, and manuals, forms, techniques, methods or procedures of Employer used by or made available to Employee in the course of Employee's employment (the information referenced to in paragraphs 6.2.1(i) and (ii) above are hereinafter collectively referred to as the "Proprietary Information").

               6.2.2 Employee hereby recognizes and acknowledges that the Proprietary Information is a valuable, special and unique asset of Employer's business.

               6.2.3 Employee will not at any time, directly or indirectly make use of, divulge or disclose any of the Proprietary Information or any part thereof for any purpose whatsoever to any person, firm, corporation, association or other entity for any reason or purpose whatsoever that has been obtained by, or disclosed to, him as a result of his relationship with Employer. Immediately upon request by Employer, Employee shall return to Employer any and all materials relating to Proprietary Information.

          6.3 Acknowledgment.
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               6.3.1 Employee  acknowledges that the covenants contained in this
Section 6 are a material inducement for Employer to enter into this Agreement and to perform its obligations hereunder and that the services Employee is to render to hereunder are of a special and unusual character with a unique value to Employer. Employee acknowledges that it would take at least six (6) months for Employer to retain and train personnel to replace Employee. Accordingly, Employee acknowledges that the restrictions contained in this Section 6 are reasonably necessary for the protection of Employer's business and that a breach of any such restrictions could not adequately be compensated by damages in an action at law.

               6.3.2 In the event of a breach or threatened breach by Employee of any provision contained in this Section 6, Employer shall be entitled to obtain, by posting an appropriate bond, an injunction (preliminary or permanent, or a temporary restraining order) restraining Employee from the activity or threatened activity constituting or that would constitute a breach.

               6.3.3 In the event of a breach by Employee of any provision contained under this Section 6, Employer shall be entitled to an accounting and repayment of all profits, compensation, commissions, remunerations or other benefits that Employee, directly or indirectly, has realized and/or may realize as a result of, arising out of or in connection of any such breach.

               6.3.4 The remedies provided in this Section 6 shall be in addition to, and not in lieu of; any and all other remedies of Employer at law or in equity.

     7. Miscellaneous.
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          7.1 Notice. Notices required or permitted to be given hereunder shall be sufficient if in writing and delivered or deposited in the mail, postage prepaid, certified mail, return receipt requested (or the equivalent in a foreign country), addressed, if to Employer, at its principal place of business and, if to Employee, at the address set forth in Employer's employee records or to such other address as may be designated in writing hereafter by either party hereto. All notices hereunder shall be effective: (a) five (5) days after deposit in the mail; or (b) upon delivery, if delivered in person or by commercial express service.

          7.2 Burden. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of any successor of Employer and any such successor shall be deemed substituted for Employer under the terms of this Agreement. As used in this Agreement, the term successor" shall mean any person, firm, corporation or other business entity which at any time, whether by merger, purchase or otherwise acquires all or substantially all of the assets or business of Employer.

          7.3 Entire Agreement. This Agreement contains the entire agreement and understanding by and between Employer arid Employee with respect to the employment of Employee and no representations, promises, agreements or understandings, written or oral, not contained herein shall be of any force or effect. No change or modification of this Agreement shall be valid or binding unless it is in writing and signed by the parties intended to be bound. No waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the parties against whom the waiver is sought to be enforced. No valid waiver of any provision of this Agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time or any other time.

          7.4 Arbitration. In the event any dispute or controversy arising out of this Agreement cannot be settled by Employer and Employee, such controversy or dispute, at the election of either Employer or Employee, by written notice to the other, may be submitted to arbitration in Phoenix, Arizona, and for this purpose Employer and Employee each hereby expressly consent to such arbitration and such place. In the event Employer and Employee cannot, within 15 days following the election to submit the dispute or controversy to arbitration, mutually agree upon an arbitrator to settle their dispute or controversy, then Employer and Employee shall each select one arbitrator and the two arbitrators shall select a third arbitrator. The decision of the majority of said arbitrators shall be binding upon Employer and Employee for all purposes, and judgment to enforce any such binding decision may be entered in the Superior Court, Maricopa County, Arizona (and for this purpose Employer and Employee hereby irrevocably consent to the jurisdiction of said court). If either Employer or Employee fails to select an arbitrator within fifteen (15) days after written demand from the other party to do so, then the Chief Judge in the United States District Court of the District of Arizona shall select such other arbitrator. At the election of either Employer or Employee, all arbitrators shall be selected pursuant to the then existing rules and regulations of the American Arbitration Association governing commercial transactions. At the request of either Employer or Employee, arbitration proceedings shall be conducted in the utmost secrecy. In such case, all documents, testimony and records shall be available for inspection only for purposes of the arbitration and only by either party and their respective attorneys and experts who shall agree, in advance and in writing, to receive all such information in secrecy. In all other respects, the arbitrators shall conduct all proceedings pursuant to the Uniform Arbitration Act as adopted by the State of Arizona and the then existing rules and regulations of the American Arbitration Association governing commercial transactions. The costs of the arbitration and the arbitrators shall be borne by the non-prevailing party, as determined by the arbitrators, and each party shall bear their own attorneys' fees.

          7.5  Prohibition  Against  Assignment.  This  Agreement is personal to
Employee and Employee shall not assign or delegate any of his rights or obligations hereunder without first obtaining the written consent of Employer.

          7.6 Governing Law. This Agreement shall be governed in all respects whether as to validity, construction, capacity, performance or otherwise by the laws of the State of Arizona. The section headings used in this Agreement are included solely for convenience and shall not affect or be used in connection with the interpretation of this Agreement.

          7.7 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any one or more of the provisions of this Agreement shall not affect the validity and enforceability of the other provisions.

     IN WITNESS WHEREOF, the parties have executed this document to be effective the date first above written.

EMPLOYEE:                                     EMPLOYER:

                                              GUM TECH  INTERNATIONAL, INC.,


/s/ Jeffrey L. Bouchy                         By: /s/ Gerald Kern
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JEFFREY L. BOUCHY                                  Gerald Kern, President